Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

KITE REALTY GROUP TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-		-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, $.01 par value per share	415(a)(6)	9,915,700 (1)	-	(2)	-	-	S-3	333-256931	June 9, 2021	$24,005.21
	Total Offering Amounts					(2)		(2)
	Total Fees Previously Paid							(2)
	Total Fee Offsets							(2)
	Net Fee Due							$0

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant’s common shares of beneficial interest, $.01 par value per share (“Common Shares”), offered hereby shall be deemed to cover additional securities to be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement only includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement consist of 9,915,700 unsold Common Shares previously registered on the Registrant’s registration statement on Form S-3 filed on June 9, 2021 (Registration No. 333-256931) (the “Prior Registration Statement”). In connection with the original registration of such unsold Common Shares on the Prior Registration Statement, the Registrant paid a registration fee of $24,005.21, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.